UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 11, 2019

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
96 Pitts Bay Road
Pembroke, HM 08, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares, par value $0.001 per share	ATH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a
6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A,	ATHPrA	New York Stock Exchange
par value $1.00 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Definitive Material Agreement.

On September 11, 2019, Athene Life Re Ltd. (“ALRe”), a wholly owned subsidiary of Athene Holding Ltd. (the “Company”), entered into a framework agreement (the “Framework Agreement”) with Athene Co-Invest Reinsurance Affiliate 1A Ltd. (“ACRA”), as described under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019, filed with the Securities and Exchange Commission on August 5, 2019, which description is incorporated herein by reference. The Framework Agreement was approved by the disinterested members of the board of directors of the Company, acting under authority granted by the Company’s board of directors.
In connection with the entry into the Framework Agreement, it is expected that certain funds referred to collectively as the Apollo/Athene Dedicated Investment Program (“ADIP”), which are managed by Apollo Global Management, LLC, will purchase 67% of ALRe’s economic interests in ACRA early in the fourth quarter of this year. It is expected that approximately $575 million of capital at ALRe will be released as a result of such sale.
The description of the Framework Agreement contained and/or incorporated by reference herein is not complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2019.
Forward Looking Statements
This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of the Company's management and the management of the Company's subsidiaries.
Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward-looking statements within this current report on Form 8-K include, but are not limited to, discussion relating to the purchase of economic interests in ACRA and the release of capital to occur in connection therewith. Factors that could cause actual results, events and developments to differ include, without limitation: failure to close the ACRA capital raise; the receipt of consideration in exchange for the issuance of ACRA economic interests in an amount that differs from current expectations; the accuracy of the Company’s assumptions and estimates; the Company’s ability to maintain or improve financial strength ratings; the Company’s ability to manage the Company’s business in a highly regulated industry; regulatory changes or actions; the impact of the Company's reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the accuracy of the Company’s interpretation of the Tax Cuts and Jobs Act, litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; the Company’s ability to protect the Company’s intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for the Company’s operations; and other factors discussed from time to time in the Company's filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2018, and the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2019, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. The Company does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: September 11, 2019	/s/ John L. Golden
John L. Golden
Executive Vice President and General Counsel